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                                                                  EXHIBIT 23(D)

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus to Tenneco Inc. and to the incorporation by reference therein of our report dated August 18, 1995 with respect to the December 28, 1994 combined financial statements of Mobil Plastics Division of Mobil Corporation included in the Current Report of Tenneco Inc. on Form 8-K dated November 17, 1995 filed with the Securities and Exchange Commission.
                                          Ernst & Young LLP

Buffalo, New York
October 11, 1996